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                                                                     EXHIBIT 3.3



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SONUS PHARMACEUTICALS, INC

                             A DELAWARE CORPORATION

        (pursuant to Section 242 of the Delaware General Corporation Law)

        SONUS PHARMACEUTICALS, INC., a corporation organized and existing under and by the virtue of the Delaware General Corporation Law (the "Corporation"), through its duly authorized officers and by authority of its Board of Directors does hereby certify:

        FIRST: That in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the first two sentences of the text of Article IV of the Corporation's Amended and Restated Certificate of Incorporation be amended to read as follows:

               "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 35,000,000, of which
               (i) 30,000,000 shares shall be designated "Common Stock" and shall have a par value of $.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $.001 per share."

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, in accordance with Section 242 of the General Corporation Law of the State of Delaware, the Corporation's stockholders approved and authorized the foregoing amendment (the "Amendment").

        THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

        IN WITNESS THEREOF, this Corporation has caused this Certificate of Amendment to be signed by Gregory Sessler, its duly authorized Chief Financial Officer this 3rd day of May, 1999.


                                             SONUS PHARMACEUTICALS, INC.
                                             a Delaware Corporation



                                             By:    /s/ Gregory Sessler
                                                    ----------------------------
                                                    Gregory Sessler,
                                                    Chief Financial Officer